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                                  EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

                            Bayshore Industrial, Inc.
                           Courtenay Polymers PTY Ltd.
                                Fabri-Moulds Ltd.
                                  ICO Europe BV
                            ICO Global Services, Inc.
                         ICO Holdings Australia Pty Ltd.
                          ICO Holdings New Zealand Ltd.
                                 ICO Holland BV
                                 ICO Italia Srl
                               ICO Minerals, Inc.
                                  ICO Offshore
                                  ICO P&O, Inc.
                        ICO Petrochemicals Cayman Islands
                           ICO Polymers do Brasil Ltd.
                             ICO Polymers France SAS
                            ICO Polymers Hellas Ltd.
                        ICO Polymers North America, Inc.
                              ICO Polymers UK Ltd.
                               ICO Polymers, Inc.
                               ICO Scandinavia AB
                              ICO Technology, Inc.
                                   ICO UK Ltd.
                                ICO Worldwide, LP
                            ICO Worldwide (UK), Ltd.
                     ICO Worldwide Tubular Services PTE Ltd.
                        Innovation Company, S.A. de C.V.
                           J.R. Courtenay (N.Z.) Ltd.
                             J.R. Courtenay Sdn Bhd
                             Nandella Holdings, Ltd.
                              Rotec Chemicals, Ltd.
                                    Lomic SCI
                                   Soreco SAS
                              Swavasey Colours Ltd.
                             Tecron Industries Ltd.
                                  Verplast Srl
                              Wedco Minerais Ltda.
                            Wedco Petrochemical, Inc.
                           Wedco Technology U.K. Ltd.
                             Wedco Technology, Inc.
                                Worldwide GP, LLC
                                Worldwide LP, LLC





                                      S-13